As filed with the Securities and Exchange Commission on November 18, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Model N, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	77-0528806
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1600 Seaport Boulevard, Suite 400

Pacific Shores Center – Building 6

Redwood City, California 94063

(650) 610-4600

(Address of Principal Executive Offices)

2013 Equity Incentive Plan

2013 Employee Stock Purchase Plan

(Full title of the plan)

Mark Tisdel

Chief Financial Officer

Model N, Inc.

1600 Seaport Boulevard, Suite 400

Pacific Shores Center – Building 6

Redwood City, California 94063

(Name and address of agent for service)

(650) 610-4600

(Telephone number, including area code, of agent for service)

Copies to:

Theodore G. Wang, Esq. Jeffrey R. Vetter, Esq. Fenwick & West LLP Silicon Valley Center 801 California Street Mountain View, California 94041 (650) 988-8500	Errol H. Hunter, Esq., Vice President and General Counsel Model N, Inc. 1600 Seaport Boulevard, Suite 400 Pacific Shores Center – Building 6 Redwood City, California 94063 (650) 610-4600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.00015 par value per share
—To be issued under the 2013 Equity Incentive Plan	1,394,547(2)	$8.28(4)	$11,546,850(4)	$1,339(4)
—To be issued under the 2013 Employee Stock Purchase Plan	557,819(3)	$7.04(5)	$3,927,046(5)	$456(5)
Total	1,952,366	N/A	$15,473,896	$1,795

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s Common Stock.

(2)	Represents additional shares of Common Stock reserved for issuance under the Registrant’s 2013 Equity Incentive Plan as of October 1, 2016.

(3)	Represents additional shares of Common Stock reserved for issuance under the Registrant’s 2013 Employee Stock Purchase Plan as of October 1, 2016.

(4)

Calculated solely for the purposes of this offering under Rules 457(c) and (h) of the Securities Act on the basis of the average of the high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on November 14, 2016.

(5)

Calculated solely for the purposes of this offering under Rules 457(c) and (h) of the Securities Act on the basis of the average of the high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on November 14, 2016, multiplied by 85%, which is the percentage of the price per share applicable to purchases under the 2013 Employee Stock Purchase Plan.

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Model N, Inc. (the “Registrant”) is filing this Registration Statement with the SEC to register:

(i)

1,394,547 additional shares of Common Stock under the Registrant’s 2013 Equity Incentive Plan (“EIP”), pursuant to the provisions of the EIP providing for an automatic increase in the number of shares reserved for issuance under the EIP on October 1, 2016; and

(ii)

557,819 additional shares of Common Stock under the Registrant’s 2013 Employee Stock Purchase Plan (“ESPP”), pursuant to the provisions of the ESPP providing for an automatic increase in the number of shares reserved for issuance under the ESPP on October 1, 2016.

This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on March 20, 2013 (Registration No. 333-187388). In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II

Information Required in the Registration Statement

Item 3.	Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

a)

the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2016 filed with the Commission on November 18, 2016 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

b)	all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report on Form 10-K referred to in (a) above; and
c)

the description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (Registration No. 001-35840) filed with the Commission on March 18, 2013, including any amendments or reports filed for the purpose of updating such description.

All reports and definitive proxy or information statements filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents, except as to documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8.	Exhibits.

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

4.1	Amended and Restated Certificate of Incorporation of the Registrant	10-Q	001-35840	3.1	5/10/2013

4.2	Amended and Restated Bylaws of the Registrant	10-Q	001-35840	3.2	5/10/2013

4.3	Form of Registrant’s Common Stock certificate	S-1	333-186668	4.01	3/7/2013

5.1	Opinion of General Counsel (including consent)					X

23.1	Consent of General Counsel (contained in Exhibit 5.1)					X

23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm					X

24.1	Power of Attorney (included on the signature page to this Registration Statement)					X

99.1	2013 Equity Incentive Plan and forms of stock option agreement and stock option exercise agreement	S-1	333-186668	10.04	3/7/2013

99.2	2013 Employee Stock Purchase Plan	S-8	333-187388	99.4	3/20/2013

99.3	Form of Restricted Stock Unit Agreement	10-K	001-35840	10.12	12/9/2013

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Redwood City, State of California, on this 18th day of November 2016.

MODEL N, INC.

By:	/s/ Mark Tisdel
Mark Tisdel
SVP, Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Zack Rinat and Mark Tisdel, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Zack Rinat Zack Rinat	Founder, Executive Chairman and Chief Executive Officer (Principal Executive Officer)	November 18, 2016

/s/ Mark Tisdel Mark Tisdel	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 18, 2016

Additional Directors:

/s/ David Bonnette David Bonnette	Director	November 18, 2016

/s/ Melissa Fisher Melissa Fisher	Director	November 18, 2016

/s/ Alan Henricks	Director	November 18, 2016
Alan Henricks

/s/ Mark Leslie Mark Leslie	Director	November 18, 2016

/s/ Charles Robel Charles Robel	Director	November 18, 2016

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

4.1	Amended and Restated Certificate of Incorporation of the Registrant	10-Q	001-35840	3.1	5/10/2013

4.2	Amended and Restated Bylaws of the Registrant	10-Q	001-35840	3.2	5/10/2013

4.3	Form of Registrant’s Common Stock certificate	S-1	333-186668	4.01	3/7/2013

5.1	Opinion of General Counsel					X

23.1	Consent of General Counsel (contained in Exhibit 5.1)					X

23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm					X

24.1	Power of Attorney (included on the signature page to this Registration Statement)					X

99.1	2013 Equity Incentive Plan and forms of stock option agreement and stock option exercise agreement	S-1	333-186668	10.04	3/7/2013

99.2	2013 Employee Stock Purchase Plan	S-8	333-187388	99.4	3/20/2013

99.3	Form of Restricted Stock Unit Agreement	10-K	001-35840	10.12	12/9/2013